Snyder & Haller P.C.
                                                       30 Atwood Street,
                                                       Hartford, CT 06105-1801
                                                       860 249-3900
                                                       860 247-8071 Fax

SNYDER & HALLER
Certified Public Accountants

                                                       Philip H. Snyder
                                                       John C. Haller

                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent accountants, we hereby consent to the inclusion in this Registration Statement of our report dated January 21, 1997 and February 25, 1997 for Note Q, on the financial statements of First Bank of West Hartford and to all references to our firm included in this Registration Statement.

                                Snyder & Haller

Hartford, Connecticut
June 27, 1997